As filed with the Securities and Exchange Commission on February 19, 2003

Registration No. 333-103299

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO.1

TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

                      MapInfo Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1166630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
One Global View, Troy, New York	12180
(Address of Principal Executive Offices)	(Zip Code)

1993 EMPLOYEE STOCK PURCHASE PLAN
           2002 STOCK INCENTIVE PLAN

(Full Title of the Plan)

William S. Gehrke, Esq.

Hale and Dorr LLP

60 State Street

         Boston, Massachusetts 02109

(Name and Address of Agent for Service)

                                 (617) 526-6000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.002 par value per share	2,100,000 shares	$ 3.49 (1)	$7,329,000(1)	$674.27(2)

(1)     Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on February 14, 2003.

(2)     Previously paid.

EXPLANATORY NOTE: This amendment is being filed solely to add a signature to Exhibit 23.2-Consent of Independent Accountants of the Form S-8 to which this amendment relates, which was inadvertently omitted from the original S-8 filing.
  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
    Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Troy, New York, on this 19th day of February, 2003.

MapInfo Corporation

By:  /s/ D. Joseph Gersuk
D. Joseph Gersuk
Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark P. Cattini* Mark P. Cattini	President, Chief Executive Officer and Director	February 19, 2003
/s/ D. Joseph Gersuk* D. Joseph Gersuk	Executive Vice President, Treasurer and Chief Financial Officer	February 19, 2003
/s/ John C. Cavalier* John C. Cavalier	Chairman, Board of Directors	February 19, 2003
/s/ George C. McNamee* George C. McNamee	Director	February 19, 2003
/s/ Joni Kahn* Joni Kahn	Director	February 19, 2003
/s/ Quinn H. Tran* Quinn H. Tran	Director	February 19, 2003
/s/ Robert P. Schechter* Robert P. Schechter	Director	February 19, 2003

*By: /s/ April Fredlund
April Fredlund
Attorney-in-Fact.

INDEX TO EXHIBITS
Number	Description
4.1(1)	Certificate of Incorporation of the Registrant
4.1A(1)	Certificate of Amendment of Certificate of Incorporation
4.2(1)	By-Laws of the Registrant
5(2)	Opinion of Hale and Dorr LLP, counsel to the Registrant
23.1(2)	Consent of Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
24(2)	Power of attorney

____________
(1)     Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 and incorporated herein by reference.
(2)     Previously filed as an Exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on February 19, 2003 and incorporated herein by reference.